UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 6, 2010

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 6, 2010, Lattice Semiconductor Corporation (the "Company") filed a Current Report on Form 8-K to report the appointment of Mr. Christopher M. Fanning as its interim Chief Executive Officer. This amendment on Form 8-K/A is being filed to report that Mr. Fanning will receive additional compensation of $17,750 per month for his service as interim Chief Executive Officer pursuant to a letter agreement between the Company and Mr. Fanning. This amount will be payable to him commencing as of August 6, 2010 and will continue until he ceases serving as interim Chief Executive Officer.

A copy of the letter agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K/A.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated September 1, 2010 between Christopher M. Fanning and Lattice Semiconductor Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: September 2, 2010	By:	/s/ Brian W. Milstead
Brian W. Milstead Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated September 1, 2010 between Christopher M. Fanning and Lattice Semiconductor Corporation